EXHIBIT 12(B)


I, Andrew Hyltin, Principal Executive Officer and President, and I, Paul S. Saint-Pierre, Principal Financial Officer, Principal Accounting Officer and Treasurer, of The CNL Funds (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



By: /S/ ANDREW HYLTIN
    -----------------
    Andrew Hyltin,
    Principal Executive Officer and President


Date: February 23, 2010


By: /S/ PAUL S. SAINT-PIERRE
    ------------------------
    Paul S. Saint-Pierre,
    Principal Financial Officer, Principal
    Accounting Officer and Treasurer


Date: February 23, 2010